EXHIBIT 99.1

VolitionRx Limited Announces Third Quarter 2024 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Friday, November 15 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, November 14, 2024 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the third quarter of 2024. Volition management will host a conference call tomorrow, November 15 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

Highlights

•	Sold over 110,000 Nu.Q® Vet Cancer Tests in the first three quarters 2024.
•	Expanded access to the Nu.Q® Vet Cancer Test – now available for purchase in 17 countries worldwide.
•	Hosted Satellite Symposium at European Society of Intensive Care Medicine 2024 and issued a report showcasing Nu.Q® NETs test data from over 3,000 intensive care sepsis patients.
•	Made significant progress across a number of clinical and research programs within our cancer pillar.
•	Advancing several active commercial discussions with significant players in the diagnostic space for both human and animal health, including large markets such as sepsis and oncology liquid biopsy.
•	Opened Data Rooms for potential near-term licensing opportunities.
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Strengthened the Board of Directors in the appointment of experienced chair, Timothy Still and Independent Director, Dr. Ethel Rubin, both of whom bring significant commercial and financing experience in the diagnostic sector.

Cameron Reynolds, President and Group Chief Executive Officer, said:

“I am delighted that we have sold more than 110,000 Nu.Q® Vet Cancer Tests in the first nine months of 2024; not only is this a significant commercial achievement but means that so many families now have access to early cancer detection for their dogs.

“In the human space, we were proud to showcase positive data at a Satellite Symposium at the world’s largest intensive care conference held in October. Data from three large, independent studies involving more than 3,000 sepsis patients demonstrated that Nu.Q® NETs could be used to predict patients at greater risk of deteriorating from sepsis. It is hoped that using the Nu.Q® NETs test to measure elevated H3.1 nucleosome levels as a treatable trait could provide a therapeutic target in sepsis management, and be a game changer in modifying a patient's trajectory.

“Our near term focus is to secure our first licensing deal in the human clinical space and I am pleased to report, that given the strong data, the team continues to make good progress with key industry players.”

Financial Highlights

•	$1 million revenue YTD 2024, up 96% over the prior YTD.
•	$475,000 revenue in the third quarter, up 187% over the same period in the prior year.
•	Nu.Q® Vet revenue up 100% YTD and 307% for the third quarter versus the same periods in 2023.
•	Cash used in operating activities was $5.4 million in the third quarter, down 36% YOY as cost reduction measures took effect.
•	Cash and cash equivalents as of September 30, 2024, totaled approximately $5.4 million.
•	Subsequent to quarter end received commitment of over $2.2 million of non-dilutive funding from agencies within the Walloon Region, Belgium, with more funding anticipated in quarter one 2025.
•	Goal to be cash neutral in 2025, meaning income matches expenditure on a cash basis.

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Event:	VolitionRx Limited Third Quarter 2024 Earnings and Business Update Conference Call
Date:	Friday, November 15, 2024
Time:	8:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13750104

Louise Batchelor, Group Chief Marketing & Communications Officer will host the call along with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Terig Hughes, Group Chief Financial Officer, Dr Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC and Dr. Andrew Retter, Chief Medical Officer. The call will provide an update on important events that have taken place in the third quarter of 2024 and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until November 29, 2024. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13750104.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help diagnose and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com  +44 (0)7557 774620

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, the exercise of the milestone-linked warrants upon the achievement of such milestone events or otherwise prior to their expiration, Volition’s expectations related to revenue opportunities and growth, the timing, completion, success and delivery of data from clinical studies, the timing of publications, the effectiveness of Volition’s cost reduction measures, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, and Volition’s success in securing licensing and/or distribution agreements with third parties for its products. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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